                                                                    EXHIBIT 4(C)
                       BRUNSWICK BIOMEDICAL CORPORATION

                         Subordinated Promissory Note


                                                          Wareham, Massachusetts
                                                                  April 15, 1996

ALL INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED, PURSUANT TO AND TO THE EXTENT PROVIDED IN SECTION ONE HEREOF, TO ALL SENIOR DEBT, AS DEFINED THEREIN.

     Brunswick Biomedical Corporation (the "Company"), a Massachusetts corporation, for value received, hereby promises to pay to Robert Herzstein, as Personal Representative of the Estate of Dr. Stanley J. Sarnoff (together with his successors and assigns, the "Payee"), in lawful money of the United States of America, the principal amount of FOUR MILLION SEVEN HUNDRED THOUSAND DOLLARS ($4,700,000.00), together with such additional amount as may be added to principal on account of deferred interest pursuant to the next paragraph, on or before the earlier of (i) the fifth anniversary of any merger or consolidation (a "Merger") of the Company with or into any other entity as a result of which the shareholders of the Company receive capital stock or securities convertible into capital stock registered under the Securities Exchange Act of 1934, or (ii) December 31, 2001 (such earlier date, the "Maturity Date").

     The Company further agrees to pay interest in like money on the principal amount hereof from time to time outstanding at a rate per annum equal to the Applicable Rate (as defined herein) in effect from time to time. Interest shall be computed on the basis of the actual days. Interest accruing on this Note from the date hereof through April 30, 1998 shall be added to the principal amount of this Note on the last day of each calendar month, and shall bear interest thereafter at the Applicable Rate until paid. Interest accruing on this Note after April 30, 1998 shall be payable in cash quarterly in arrears on the last day of each calendar quarter. Interest on this Note shall also be payable upon payment in full of the unpaid principal amount hereof, pursuant to a mandatory prepayment or otherwise.

     If any payment becomes due hereunder on a day which is not a Business Day (as defined herein), the maturity thereof shall be extended to the next succeeding Business Day and interest on any payment of principal so extended shall be payable at the then Applicable Rate during such extension.

     This Note is secured by a pledge of the shares of capital stock of STI owned by the Company, junior and subordinate to the pledge securing Senior Debt.

                                  SECTION ONE

                             Subordination of Note
                             ---------------------

     1.01  Subordination.  Anything in this Note to the contrary
           -------------
notwithstanding, the indebtedness evidenced by this Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of any and all Senior Debt (as herein defined) now existing or hereafter arising. "Senior Debt" shall mean the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, whether or not such interest constitutes an allowed claim), fees, indemnities, amounts reimbursable, expenses, costs of enforcement and other amounts (including, without limitation, obligations of the Company in respect of interest rate hedging obligations) payable with respect to, any indebtedness under (a) the following credit facilities to be provided by Internationale Nederlanden (U.S.) Capital Corporation (the "Initial Senior Lender") to the Company: (i) a bridge loan facility in the maximum principal amount of $11,000,000; (ii) a term loan in the maximum principal amount of $11,000,000 to refinance in full the bridge loan upon consummation of the Merger; and (iii) a $5,000,000 revolving credit facility to refinance in full all indebtedness of STI outstanding as of the Merger; (b) additional indebtedness for borrowed money not to exceed $3,000,000 in outstanding principal amount that recites that it is senior to this Note; and
(c) any and all extensions, refinancings, renewals, replacements, refundings, modifications, amendments and restatements of Senior Debt described in clauses
(a), (b) or (c) of this definition or any indebtedness that is incurred pursuant to a credit commitment under a credit facility that refinances, replaces or refunds, in whole or in part, indebtedness or unfunded commitments under credit facilities described in clauses (a), (b) or (c) of this definition. The holder or holders from time to time of any Senior Debt are hereinafter referred to individually or collectively, as the context permits, as the "Senior Lender".

     1.02  Prohibited Actions.  Until the Senior Debt shall have been
           ------------------
indefeasibly paid in full in cash, the holder of this Note shall not without the prior written consent of the Senior Lender (a) after the occurrence of a default in any of the Senior Debt take action to execute, seize or otherwise collect upon any assets of the Company pursuant to any judgment or decree of a court of law or equity or any non-judicial remedy until the earlier of (i) the date upon which the default in such Senior Debt has been cured to the satisfaction of the Designated Senior Lender or waived by the Designated Senior Lender in writing or
(ii) one year after the Senior Lender shall have given notice to the Company of such default, if the Designated Senior Lender shall not have accelerated the maturity of the Senior Debt and such default is not a payment default; or (b) accept from or on behalf of the Company money or property of any sort in whole or partial satisfaction of any indebtedness evidenced by this Note, or accept any prepayment of this Note, other than stock or other equity interests in the Company or indebtedness of the Company that has been subordinated to all Senior Debt upon the same terms as this Note or terms otherwise acceptable to the Senior Lender, except that the holder of this Note may accept regularly scheduled interest payments (the "Periodic Payments") described above and the mandatory prepayment described in Section 4 and principal and interest due with respect to this Note on the Maturity Date, in each case, to the

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

extent the Company is not prohibited from making such payments under subsections
1.03 or 1.04 below.

     1.03  Default of Senior Debt.  Upon receipt by the Company of written
           ----------------------
notice given by the Designated Senior Lender of a default in any of the Senior Debt, the holder of this Note no longer shall be entitled to receive or accept any payments hereunder, whether Periodic Payments or otherwise, and the holder shall hold the same in trust as trustee for the benefit of the Senior Lender and turn over to the Designated Senior Lender any such payments (other than shares of stock of the Company, or indebtedness of the Company that has been subordinated to all Senior Debt upon the same terms as this Note or terms otherwise acceptable to the Senior Lender, distributed to it to settle any claim described in subsection 1.04 below) it may obtain after the occurrence of such default in the form received and after receiving the Designated Senior Lender's aforesaid notice of default. Such prohibition shall continue until the earliest date upon which (i) the default has been cured to the satisfaction of the Designated Senior Lender or waived by the Designated Senior Lender in writing,
(ii) if such default is not a payment default and the Designated Senior Lender within one year after giving notice to the Company of the default shall not have accelerated the maturity of the Senior Debt, or (iii) all Senior Debt has been paid in full. Notwithstanding the foregoing, the Designated Senior Lender may invoke such prohibition no more than once during any consecutive 24 month period, unless a payment default shall have occurred and is continuing. The Company shall promptly notify the Payee, or any subsequent holder of which the Company has received notice and an address, of the Company's receipt of such a notice from the Designated Senior Lender. All such notices from the Designated Senior Lender shall be deemed to have been duly delivered only (i) at the time delivered by hand, if personally delivered, (ii) when received, if deposited in the mail, first-class postage prepaid, return receipt requested, (iii) when transmission is verified, if telecopied, and (iv) on the next business day, if timely delivered to an air courier guaranteeing overnight delivery. The term "Designated Senior Lender" shall initially mean the Initial Senior Lender and, subsequent to the refinancing in full of the Senior Debt described in clauses
(a)(ii) and (iii) of the definition of Senior Debt set forth in subsection 1.01, Designated Senior Lender shall mean any lender (or lenders acting collectively) that hold(s) Senior Debt having an aggregate outstanding principal amount and aggregate outstanding commitment(s) of not less than $5,000,000 or any trustee, agent or representative of such lender or lenders, the name and address of whom shall have been given to the Company by the preceding Designated Senior Lender.

          1.04   Liquidation Claims.  If there shall occur any receivership,
                 ------------------
insolvency, assignment for the benefit of creditors, bankruptcy (voluntary or involuntary), reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshalling of the assets and liabilities of the Company (any of the foregoing, a "Liquidation Event"), (i) the Senior Lender shall be entitled to receive payment in full in cash of all Senior Debt then outstanding before the holder of this Note shall be entitled to receive any payment or distribution, whether in cash, securities (other than an equity interest in the Company, or indebtedness of the Company that has been subordinated to all Senior Debt upon the same terms as this Note or terms otherwise acceptable to the Senior Lender,

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

distributed in settlement of claims described in this subsection 1.04) or other property, in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, (ii) any payment or distribution, whether in cash, securities (other than an equity interest in the Company, or indebtedness of the Company that has been subordinated to all Senior Debt upon the same terms as this Note or terms otherwise acceptable to the Senior Lender, distributed in settlement of claims described in this subsection 1.04) or other property which would otherwise (but for this subsection 1.04) be payable or deliverable in respect of the amounts due under this Note shall be paid or delivered directly to the Senior Lender (ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held by each such Senior Lender) or to a trustee or other representative for the Senior Lender, (iii) the holder of this Note agrees to hold for the account of the Senior Lender any and all payments and distributions received by such holder which may be payable or deliverable upon or with respect to this Note, to file appropriate claims or proofs of claim in respect of this Note and to execute and deliver to the Senior Lender such powers of attorney, assignments and other instruments as the Senior Lender may reasonably request to enable it to enforce any and all claims upon or in respect of this Note (other than voting rights in any such proceeding), and
(iv) the Senior Lender is hereby irrevocably authorized and empowered (in its name or in the name of the holder of this Note or otherwise) to take any of the actions described in clause (iii) above upon the failure of the holder promptly to take any such actions. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the sale, conveyance or lease of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided below shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this subsection 1.04 if such consolidation, merger, sale, conveyance or lease does not violate the provisions of the Senior Debt or any agreement pursuant to which the Senior Debt is issued. Any payment or distribution, whether in cash, securities (other than an equity interest in the Company, or indebtedness of the Company that has been subordinated to all Senior Debt upon the same terms as this Note or terms otherwise acceptable to the Senior Lender, distributed in settlement of claims described in this subsection 1.04) or other property received by the holder of this Note in contravention of any of the terms of this subsection 1.04 shall be received and held by the holder of this Note in trust as trustee for the benefit of the Senior Lender and shall be promptly turned over to the Senior Lender (pro
                                                                             ---
rata in accordance with the Senior Debt held by them or as they may otherwise
- ----
direct if there is more than one Senior Lender) for application to the payment of Senior Debt.

     1.05  Judgments.  If at any time hereafter the holder of this Note obtains
           ---------
a judgment against the Company for the indebtedness evidenced by this Note, such judgment shall be subject to the subordination rights of the Senior Lender to the same extent as is this Note.

     1.06  Modifications.  The subordination rights of the Senior Lender, and
           -------------
the obligations of the holder of this Note under this Section One, shall be effective and binding upon any modification, extension, or replacement note of or for this Note and may not be modified or cancelled without the written consent of the Senior Lender.

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

     1.07 Subrogation.  Upon the repayment in full in cash of all Senior Debt
          -----------
at the time outstanding, the holder of this Note shall be subrogated to the rights of the Senior Lender (to the extent of payments or distributions previously made to the Senior Lender pursuant to the provisions of this Section
One) to receive payments or distributions of assets of the Company applicable to the Senior Debt until this Note shall be repaid in full. No payment over pursuant to the provisions of this Section One to the Senior Lender by the holder of this Note and for the purposes of such subrogation, no payments or distributions to the Senior Lender of any cash, property or securities to which the holder of this Note would be entitled except for the provisions of this Section One, shall, as between the Company, its creditors other than the Senior Lender and the holder of this Note, be deemed to be a payment by the Company to or for the account of the Senior Lender and no payments or distributions applicable to Senior Debt which the holder of this Note receives by reason of its being subrogated to the rights of the Senior Lender pursuant to the provisions of this subsection 1.07 shall, as between the Company, its creditors other than the Senior Lender and the holder of this Note, be deemed to be a payment by the Company to or for the account of the holder of this Note; it being understood that the provisions of this Section One are intended solely for the purpose of defining the relative rights of the holder of this Note, on the one hand, and the Senior Lender, on the other hand. In each case subject to the rights of the Senior Lender under this Section One, nothing contained in this Section One or elsewhere in this Note, is intended to or shall impair, as between the Company and the holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of this Note the principal of, and interest, on this Note as and when the same shall become due and payable in accordance with the terms of this Note, or is intended to or shall affect the relative rights of the holder of this Note and creditors of the Company other than the Senior Lender, nor shall anything in this Note prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note.

     1.08 Right of Payee.  The Company shall give prompt written notice to
          --------------
the Payee of any Liquidation Event. The Payee shall be entitled to assume that no such event has occurred unless the Company or any one or more Senior Debt holders or any representative therefor has given such notice. Upon any payment or distribution of assets of the Company referred to in subsection 1.04, the Payee shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Payee, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section One.

     1.09 Obligations of Payee and Holder.  By acceptance of this Note,
          -------------------------------
the holder hereof agrees to be bound by the obligations of the Payee and holder of this Note set forth herein.

     1.10 Reliance of Senior Lender.  The Payee, by its acceptance of this
          -------------------------
Note, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each Senior Lender, whether the

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

Senior Debt held by such Senior Lender was created or acquired before or after the creation of the indebtedness evidenced by this Note and whether such Senior Lender is now known or hereafter becomes known, and each Senior Lender shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Debt and shall be entitled to enforce the provisions of Section One.

     1.11 Reinstatement.  The provisions of this Agreement shall continue to be
          -------------
effective or be reinstated, as the case may be, if at any time any payment in respect of Senior Debt is rescinded or must otherwise be returned by the Senior Lender in the event of a Liquidation Event, all as though such payment had not been made.

     1.12 Subordination Not Impaired.  All rights and interests of the Senior
          --------------------------
Lender under this Section One with respect to Senior Debt and all agreements and obligations of the Payee and each subsequent holder of this Note shall remain in full force and effect irrespective of (i) any change in the time, manner or place of payment of or any other term of Senior Debt or any amendment or waiver of or any consent to departure from any of the terms thereof or (ii) any exchange, release or non-perfection of any security interest or lien in any collateral securing Senior Debt or any release or amendment or waiver of or consent to departure from any guarantee for all or any Senior Debt.

                                  SECTION TWO

                                 Acceleration
                                 ------------

     2.01 Events of Default.  If any of the following events shall occur and be
          -----------------
continuing:

     (a) The Company shall fail to pay any principal of this Note when due in accordance with the terms hereof (including without limitation any mandatory prepayment), or the Company shall fail to pay any interest on this Note within ten days after any such interest becomes due; provided, however, that to the extent that the holder of this Note shall no longer be entitled to receive or accept any payment hereunder pursuant to subsection 1.03, and, on or prior to the date of expiration of the one year period referenced in such subsection 1.03, the Company (with the consent of the Senior Lender) shall pay all delinquent amounts due to the holder of this Note (without giving regard to any acceleration of this Note), then any acceleration of this Note shall automatically be deemed rescinded and such default shall automatically be deemed cured; or

     (b) The Company shall default in the observance or performance of any agreement contained in this Note (other than as provided elsewhere in this subsection 2.01) and such default shall continue unremedied for a period of 45 days; or

     (c) The Company shall be in default on the Senior Debt and the Senior Debt shall have been declared due and payable prior to the date of its scheduled maturity or the

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

     Company shall have failed to pay the Senior Debt at maturity and such failure shall not have been remedied or waived for a period of 45 days; or

     (d)  (i)  The Company shall commence any case, proceeding or other action
     (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (d) of this Section with respect to the Company, automatically the principal amount hereof (with accrued interest thereon) and all other amounts owing under this Note shall immediately become due and payable, and (B) if such event is any other Event of Default, the Payee may, by notice to the Company, declare the principal amount hereof (with accrued interest thereon) and all other amounts owing under this Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                                 SECTION THREE

                                  Definitions
                                  -----------

     3.01 "Applicable Rate" means (i) from the date hereof through and including the second anniversary of the date hereof, a rate per annum equal to 12% and
(ii) after such date, a rate per annum equal to 13%.

     3.02 "Business Day" means any day on which the New York Stock Exchange is open for trading and on which commercial banks in the Commonwealth of Massachusetts, the State of New York or the District of Columbia are not authorized or required by law to close.

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

     3.03 "Event of Default" means any of the events specified in subsection 2.01, provided that any requirement for the giving of notice, the lapse of time,
      --------
or both, or any other condition, has been satisfied.

     3.04 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                                 SECTION FOUR

                                  Prepayment
                                  ----------

     4.01 Mandatory Prepayment.  Provided that no default exists with respect to
          --------------------
the Senior Debt that has not been cured to the satisfaction of the Designated Senior Lender or waived by the Designated Senior Lender in writing or if such default is not a payment default, for which within one year after giving notice to the Company of such default, the Designated Lender shall not have accelerated the maturity of the Senior Debt, if the Company shall (i) obtain financing, subordinated to all Senior Debt upon the same terms as this Note or terms otherwise acceptable to the Senior Lender, or (ii) raise additional equity from the sale of its capital stock or of rights, options or warrants entitling the holder to subscribe for or purchase capital stock of the Company, excluding upon the exercise of stock options granted to employees, officers, directors or consultants of the Company and excluding the issuance of equity under a dividend reinvestment plan or in connection with the acquisition of stock or assets or to finance the acquisition of stock or assets, then the Company shall prepay this
Note in an amount equal to the net cash proceeds of such subordinated debt or equity financing. In addition, if the Senior Debt is paid in full in cash, the net cash proceeds of any debt financing of the Company (other than proceeds applied to payment of the Senior Debt) shall be applied to prepay this Note.
Any such prepayment shall be made within 30 days after the receipt of such proceeds.

     4.02 Optional Prepayment.  The Company shall have the right at any time or
          -------------------
from time to time, subject to the provisions of Section One, to prepay this Note in whole or in part, together with all accrued and unpaid interest with respect to such prepaid amount.

                                 SECTION FIVE

                                 Miscellaneous
                                 -------------

     5.01 Governing Law. This Note shall be governed by and construed in
          -------------
accordance with the laws of the Commonwealth of Massachusetts.

     5.02 Successors and Assigns.  This Note shall be binding upon and inure to
          ----------------------
the benefit of the Company and its successors and the Payee and its successors and assigns. The Company may not assign its obligations under this Note.

     5.03 Amendments.  This Note may not be modified or discharged orally, but
          ----------
only by an agreement in writing executed by the party against whom enforcement of any modification or discharge is sought.

     5.04 Expenses of Collection.  The Company agrees to pay all reasonable out-
          ----------------------
of-pocket expenses, including counsel fees, incurred by the Payee arising in connection with the collection of amounts due and unpaid hereunder.

     5.05 Headings. The headings of the Sections and subsections of this Note
          --------
are inserted for convenience only and do not constitute a part of this Note.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed under seal in its corporate name by one of its officers thereunto duly authorized and this Note to be dated as of the day and year first written above.

                                             BRUNSWICK BIOMEDICAL
                                             CORPORATION


                                             By /s/ James H. Miller
                                                -----------------------
                                                Name: James H. Miller
                                                Title: President

                                      -9-